Notice of Guaranteed Delivery

Offer to Purchase for Cash

Up to 762,640 Shares of Common Stock

Of

AMERICAN INDEPENDENCE CORP.

at

$10.00 Net Per Share in Cash

by

INDEPENDENCE HOLDING COMPANY

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the "AMIC Shares"), of American Independence Corp., a Delaware corporation ("AMIC"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Registrar and Transfer Company (the "Depositary") before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, overnight delivery, mail or facsimile to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

REGISTRAR AND TRANSFER COMPANY

By Hand and Overnight Delivery:	By Mail or Fax:

REGISTRAR AND TRANSFER COMPANY	REGISTRAR AND TRANSFER COMPANY

Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016	Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016
Fax: (908) 497-2311

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FAX, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Independence Holding Company, a Delaware corporation (“IHC”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 4, 2013 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "AMIC Shares"), of American Independence Corp., a Delaware corporation ("AMIC"), set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of AMIC Shares Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the AMIC Shares tendered hereby, in proper form for transfer, or to deliver AMIC Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof. A "trading day" is any day on which quotations are available for shares listed on The NASDAQ Global Market.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message and certificates for AMIC Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:
(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR AMIC SHARES WITH THIS NOTICE. CERTIFICATES FOR AMIC SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.